Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--543, Defined Asset
Funds:

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-54073 of our opinion dated August 22, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 2000